Exhibit 10.1

August 5, 2016

Steven Gatoff

c/o Rapid7, Inc.

Re:	Transition and Release Agreement

Dear Steven:

This letter sets forth the terms of the transition and release agreement (the “Agreement”) upon which Rapid7, Inc. (the “Company”) and you have agreed.

1. Separation Date. Your employment with the Company will terminate on the earlier of the following to occur (the “Separation Date”): (a) January 1, 2017, (b) the date the Company terminates your employment, or (c) the date you terminate your employment subject to the Company’s prior written approval.

2. Transition Period Employment.

(a) Salary, Benefits, and 2016 Bonus. From now through the Separation Date (the “Transition Period”), you will continue to receive your current base salary for your services. Your benefits will continue on the terms and conditions now in effect. Provided you remain employed by the Company through January 1, 2017 and meet all other terms and conditions of the Company’s 2016 Executive Bonus Plan (the “Bonus Plan”), you will remain eligible for an annual bonus with respect to 2016, subject to and payable in accordance with all other terms and conditions of the Bonus Plan. For clarity, the amount of such bonus, if any, shall be determined in accordance with the terms and conditions of the Bonus Plan and any such bonus shall be paid at such time or times as bonuses are actually paid to other participants in the Bonus Plan, but you need not be employed by the Company through the payment date to be eligible for such bonus.

(b) Transition Duties. During the Transition Period, you will remain employed with the Company in your current position with all of your customary job duties, and shall provide such other services within your areas of expertise that may be reasonably requested by the Company from time to time, including (without limitation) assisting in the completion of any pending projects or business activities for which you were responsible and/or assisting in transitioning any such pending projects or business activities to other personnel (collectively, the “Transition Duties”). You may take reasonable vacation time during the Transition Period, subject to your continuing work obligations. You agree to perform your Transition Duties in good faith, to the best of your abilities, and to comply with all Company policies and procedures in effect.

(c) No Authority. After your Separation Date, you will have no authority to bind the Company to any contractual obligations, whether written, oral or implied.

(d) Outside Activities. During the Transition Period, you may not engage in employment or consulting work outside of the Company, without the written consent of a duly authorized officer of the Company.

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

3. Accrued Salary and Vacation. On the Separation Date, the Company will pay you all accrued salary, through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement. You acknowledge and agree that, consistent with our non-accrual of paid time off, as of the Separation Date you will not have any accrued but unused vacation or paid time off for which you are entitled to payment.

4. Separation Date Release and Severance.

(a) Termination on January 1, 2017 or Earlier Termination by the Company Without Cause. If (i) you remain employed by the Company through January 1, 2017 or such earlier Separation Date on which the Company terminates your employment without Cause (as such term is defined in the Company’s 2011 Stock Option and Grant Plan, as amended (the “2011 Plan”)); (ii) you comply fully with your obligations under this Agreement; and (iii) on or within 21 days after the Separation Date, you sign, date and return to the Company the Separation Date Release Agreement attached to this Agreement as Exhibit A (the “Separation Date Release”), and allow it to become effective, then the Company will pay you, as severance, nine months of your base salary in effect as of the Separation Date, less standard payroll deductions and withholdings (“Severance”).

(b) Termination by you prior to January 1, 2017. If (i) you elect to voluntarily resign your employment prior to January 1, 2017, and you have given the Company 30 days advance written notice of such resignation and the Company agrees in writing to such earlier resignation; (ii) you comply fully with your obligations under this Agreement; and (iii) on or within 21 days after the Separation Date, you sign, date and return to the Company the Separation Date Release Agreement attached to this Agreement as Exhibit A (the “Separation Date Release”), and allow it to become effective, then the Company will pay you, as severance, four-and-one-half months of your base salary in effect as of the Separation Date, less standard payroll deductions and withholdings (“Early Termination Severance”).

(c) Timing of Severance or Early Termination Severance Payments. The Severance or Early Termination Severance will be paid in installments in the form of continuation of your base salary payments, paid on the Company’s ordinary payroll dates, provided, however, that no payment will be made prior to the thirtieth (30th) day after the date of your Separation from Service with the Company within the meaning of Treasury Regulation Section 1.409A-1(h) (without regard to any permissible alternative definition thereunder) (a “Separation from Service”) and on such 30th day, the Company will pay, in a lump sum, all of the payments that would have been made under this Section in the ordinary course through such date but for the delay imposed by this Section in order to allow the release to become effective, with the balance of the payments paid thereafter on the schedule described above. For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), your right to receive any installment payments under this letter (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding the foregoing, to the extent that the Severance or Early Termination Severance is reasonably determined by the Company in consultation with its tax advisors to be “non-qualified deferred compensation” under Section 409A of the Code, then if delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, the timing of the Severance or Early Termination Severance upon your Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of your Separation from Service, and (ii) the date of the your death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A)

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

pay to you a lump-sum amount equal to the sum of the payments upon Separation from Service that you would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this paragraph, and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above. No interest will be due on any amounts so deferred.

5. Health Care Continuation Coverage.

(a) COBRA, Generally. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.

(b) Payment for COBRA. Provided that you timely sign and do not revoke this Agreement and the Separation Date Release and timely elect continued coverage under COBRA, the Company will pay your COBRA premiums necessary to continue your health insurance coverage then in effect for yourself and your eligible dependents, as and when due to the insurance carrier or COBRA administrator (as applicable), until the earliest of:

(i) If your employment terminates on January 1, 2017 or if the Company terminates your employment on an earlier date without Cause: (a) the close of the nine month period following your Separation from Service, (b) the expiration of your eligibility for the continuation coverage under COBRA, or (c) the date when you become covered by substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (a) through (c) in this section, the “COBRA Payment Period”);

(ii) If you elect to resign your employment prior to January 1, 2017, and you have given the Company 30 days advance written notice of such resignation and the Company agrees in writing to such earlier resignation: (a) the close of the four-and-one-half month period following your Separation from Service, (b) the expiration of your eligibility for the continuation coverage under COBRA, or (c) the date when you become covered by substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (a) through (c) in this section, the “Early Termination COBRA Payment Period”);

(iii) However, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), and that payment of similar amounts on a taxable basis would not, then in lieu of providing the COBRA premiums, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period, a cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period or Early Termination COBRA Payment Period. The Company will also pay an additional payment on your behalf, directly to the applicable taxing authorities, (the “Gross-Up Payment”) at the time of each Special Severance Payment, in an amount equal to (i) the ordinary federal, state and local income and employment taxes due by you, if any, at that time (the “Taxes”) on the Special Severance Payment plus (ii) an amount sufficient to cover the iterative Taxes on the Taxes. For clarity, this Gross-Up Payment is a full gross-up (that is, calculated ad infinitum) in the amount reasonably determined by the Company as necessary to put you in the same economic position as

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

if you received the Special Severance Payment without incurring the Taxes. You agree to cooperate and provide all necessary assistance and information to the Company to determine the amount of the Gross-Up Payment.

6. Equity Awards.

(a) You were granted options to purchase shares of the Company’s common stock (“Stock Options”) and Restricted Stock Units (“RSUs” and collectively with your Stock Options, the “Equity Awards”), pursuant to the 2011 Plan and the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Plan,” together with the 2011 Plan the “Plans”). You acknowledge that the table below summarizes all of your outstanding Equity Awards that remain unvested as of the date of this Agreement:

Date of Grant	Type of Award	Number of Unvested Shares Subject to Award	Exercise Price	Vesting Date
3/12/13	Stock Option	31,693	$5.05	12/15/12
2/4/15	Stock Option	25,946	$9.77	5/5/15
2/2/16	Stock Option	75,000	$12.98	2/2/16
2/2/16	RSU	37,500	N/A	2/2/16

(b) Under the terms of the Plans and the agreements evidencing your Equity Awards, all vesting will cease as of the Separation Date. However, provided that you sign and do not revoke this Agreement and the Separation Date Release within the time provided herein, as an additional severance benefit:

(i) If your employment terminates on January 1, 2017 or if the Company terminates your employment on an earlier date without Cause: (1) effective as of the date that is 30 days following the Separation Date, you will vest with respect to (x) such number of shares of the Company’s common stock subject to each outstanding Stock Option and (y) such number of Restricted Stock Units that, in each case, would have vested under and in accordance with the terms of such Equity Awards if you had continued to provide services to the Company through the 12 month anniversary of the Separation Date and (2) notwithstanding the terms of any agreement evidencing your Stock Options, each Stock Option (to the extent exercisable) shall remain exercisable until the earlier of the 12 month anniversary of the Separation Date and the applicable expiration date of the Stock Option.

(ii) If you elect to resign your employment prior to January 1, 2017, and you have given the Company 30 days advance written notice of such resignation and the Company agrees in writing to such earlier resignation: (1) effective as of the date that is 30 days following the Separation Date, you will vest with respect to (x) such number of shares of the Company’s common stock subject to each outstanding Stock Option and (y) such number of Restricted Stock Units that, in each case, would have vested under and in accordance with the terms of such Equity Awards if you had continued to provide services to the Company through the 6 month anniversary of the Separation Date and (2) notwithstanding the terms of any agreement evidencing your Stock Options, each Stock Option (to the extent exercisable) shall remain exercisable until the earlier of the 6 month anniversary of the Separation Date and the applicable expiration date of the Stock Option.

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

(iii) In order to effect the provisions of Section 6(b)(i)(1) or 6(b)(ii)(1), any termination or forfeiture of any unvested Equity Awards eligible for acceleration of vesting that otherwise would have occurred on or within the 30 day period after the Separation Date will be delayed until the 30th day after the Separation Date (but, in the case of any Stock Option, not later than the expiration date of such Stock Option specified in the applicable option agreement) and will only occur to the extent such Equity Awards do not vest pursuant to this section and, for purposes of clarity, no additional vesting of any Equity Award shall occur during such 30 day period.

(c) Except as expressly provided in this Section 6, the Equity Awards will continue to be governed by the terms of the applicable agreements evidencing your Equity Awards and the Plans.

(d) For the avoidance of doubt, in the event that a Sale Event (as defined in the 2011 Plan) or a Change in Control (as defined in the 2015 Plan) occurs prior to the Separation Date, the terms of the acceleration of the vesting of your Equity Awards set forth in the Offer Letter, dated December 4, 2012 between you and the Company, as amended on April 2, 2016 attached as Exhibit B hereto (the “Offer Letter”) shall apply and not the terms of this Section 6. Under no circumstances will you be entitled to receive the acceleration of vesting of your Equity Awards under both this Agreement and the Offer Letter.

7. Other Compensation or Benefits. You acknowledge that payment of the Severance or Early Termination Severance and COBRA premiums or Special Severance Payment as set forth above fulfills all of the Company’s obligations to provide you severance benefits for a termination “without Cause” pursuant to the terms of the Offer Letter, and that to the extent this Agreement differs from the Offer Letter with respect to the provision of any cash severance, COBRA premium benefits, or other severance benefits (other than acceleration of equity vesting benefits, as set forth in Section 6 above), this Agreement nevertheless supersedes the Company’s severance and other compensation obligations to you under the Offer Letter. You further acknowledge that upon your execution of this Agreement, the Company’s severance and other compensation obligations to you under the Offer letter or any other agreement, plan, policy or promise shall be extinguished. You further acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive any additional compensation, severance or benefits after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). By way of example, you acknowledge that, except as provided in this Agreement, you have not earned and are not owed any bonus, vacation, incentive compensation, commissions or equity.

8. Expense Reimbursements. You agree that, within 10 days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

9. Attorneys’ Fees. The Company shall reimburse your attorneys’ fees incurred in the negotiation of this Agreement, up to a maximum reimbursement of $5,000, subject to the submission of a summary invoice from your attorney, which for the avoidance of doubt shall not include any confidential or privileged information. Such reimbursement shall be made in lump sum within thirty (30) days of submission of such invoice.

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

10. Return of Company Property. By no later than the close of business on the Separation Date or otherwise upon the Company’s request, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, financial and operational information, customer lists and contact information, product and services information, research and development information, drawings, records, plans, forecasts, reports, payroll information, spreadsheets, studies, analyses, compilations of data, proposals, agreements, sales and marketing information, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company and all reproductions thereof in whole or in part and in any medium. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five business days after the Separation Date or otherwise upon the Company’s request, you must permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part). Your timely compliance with the provisions of this Section is a precondition to your receipt of the severance benefits provided hereunder.

11. Confidentiality, Non-Solicitation and Non-Competition Obligations. You hereby acknowledge and reaffirm your continuing obligations under your Confidentiality, Assignment, Non-Competition and Non-Solicitation Agreement not to use or disclose any confidential or proprietary information of the Company and comply with your post-employment restrictions. A copy of your Confidentiality, Assignment, Non-Competition and Non-Solicitation Agreement is attached hereto as Exhibit C.

12. Non-Disparagement. Both you and the Company (through its directors and officers) agree not to disparage the other party, and the other party’s officers, directors, employees and shareholders, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that either you or the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process, notice, court order or law (including in any criminal, civil, or regulatory proceeding or investigation), or as necessary in any action for enforcement or claimed breach of this Agreement or any other legal dispute with the Company. It is understood that the Company’s obligations under this Section are limited to its directors and executive officers. Nothing in this Agreement or Exhibit C hereto is intended to prohibit or restrain you in any manner from reporting possible violations of federal law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

13. Cooperation. During the time that you are receiving payments under this Agreement, you agree to cooperate fully with the Company in all matters relating to the transition of your work and responsibilities on behalf of the Company, including, but not limited to, any present, prior or subsequent relationships and the orderly transfer of any such work and institutional knowledge to such other persons as may be designated by the Company, by making yourself reasonably available during regular business hours. You further agree, during and after your Separation from Service, to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation after your Separation from Service (excluding forgone wages, salary, or other compensation), and will make reasonable efforts to accommodate your scheduling needs. In addition, you agree to execute all documents (if any) necessary to carry out the terms of this Agreement.

14. No Admissions. Nothing contained in this Agreement shall be construed as an admission by you or the Company of any liability, obligation, wrongdoing or violation of law.

15. General Release of Claims. In exchange for the Transition Period employment and other consideration provided to you by this Agreement that you are not otherwise entitled to receive, you hereby generally and completely release the Company and its current and former directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company, or the decision to terminate that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (e) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Family and Medical Leave Act (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the Massachusetts Wage Act, the Massachusetts Fair Employment Practice Act (as amended), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

16. Exceptions. You are not releasing any claim that cannot be waived under applicable state or federal law. You are not releasing any claims for breach of this Agreement and any claims arising after the date you sign this Agreement. You are not releasing any rights that you have to be indemnified (including any right to reimbursement of expenses) arising under applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between you and the Company, or any directors’ and officers’ liability insurance policy of the Company. Any such rights you have to be indemnified will remain in full force and effect pursuant to applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between you and the Company, or any directors’ and officers’ liability insurance policy of the Company. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the Massachusetts Commission Against Discrimination, or the California Department of Fair Employment and Housing, except that you acknowledge and agree that you shall not recover any monetary benefits in connection with any such claim, charge or proceeding with regard to any claim released herein.

17. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that the

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your ADEA Waiver does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement; (c) you have 21 days to consider this Agreement (although you may choose to voluntarily sign it sooner); (d) you have seven days following the date you sign this Agreement to revoke it, with such revocation to be effective only if you deliver written notice of revocation to the Company within the seven-day period; and (e) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after you sign this Agreement (“Effective Date”).

18. Waiver of Unknown Claims. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to your release of claims herein, including but not limited to the release of unknown and unsuspected claims.

19. Termination of Payments. In the event that you fail to comply with any of your obligations under this Agreement, in addition to any other legal or equitable remedies it may have for such breach the Company shall have the right to terminate any remaining payments and recover any payments previously made to you under this Agreement. The termination of such payments in the event of such breach by you will not affect your continuing obligations under this Agreement.

20. Representations. You hereby represent that, as of the date you sign this Agreement, you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which you have not already filed a claim.

21. General. This Agreement, including Exhibits B and C, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations (including without limitation the Offer Letter, except as expressly set forth herein). This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts as applied to contracts made and to be performed entirely within Massachusetts, without regard to conflicts of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic signatures shall be equivalent to original signatures.

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

If this Agreement is acceptable to you, please sign and date below and return the original to me within 21 days. The Company’s offer contained herein will automatically expire if we do not receive the fully signed Agreement within this timeframe.

I wish you good luck in your future endeavors.

Sincerely,

RAPID7, INC.

By:	/s/ Corey Thomas
Corey Thomas
Chief Executive Officer and President

Exhibit A – Separation Date Release

Exhibit B – Offer Letter Dated December 4, 2012, As Amended on April 2, 2016

Exhibit C – Confidentiality, Assignment, Non-Competition and Non-Solicitation Agreement

AGREED:

/s/ Steven Gatoff
Steven Gatoff

8/5/2016
Date

Rapid7

100 Summer Street

13th Floor

Boston, MA 02110

www.rapid7.com

EXHIBIT A

SEPARATION DATE RELEASE

(To be signed on or within 21 days after the Separation Date.)

I understand that my position with Rapid7, Inc. (the “Company”) terminated effective                      (the “Separation Date”). The Company has agreed that if I choose to sign this Separation Date Release Agreement (“Release”), the Company will provide the benefits described in the Transition and Release Agreement (the “Agreement”) between me and the Company dated [date]. Capitalized terms herein, but not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

General Release. In exchange for the consideration provided to me under the Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, representatives, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, paid time off, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Family and Medical Leave Act (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the Massachusetts Wage Act, the Massachusetts Fair Employment Practice Act (as amended), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

Exceptions. I understand that I am not releasing any claim that cannot be waived under applicable state or federal law. I am not releasing any claims for breach of the Agreement and any claims arising after the date I signed the Agreement. I am not releasing any rights that I have to be indemnified (including any right to reimbursement of expenses) arising under applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between me and the Company, or any directors’ and officers’ liability insurance policy of the Company. Any such rights I have to be indemnified will remain in full force and effect pursuant to applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between me and the Company, or any directors’ and officers’ liability insurance policy of the Company. Nothing in this Release shall prevent me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the Massachusetts Commission Against Discrimination, or the California Department of Fair Employment and Housing, except that I acknowledge and agree that I shall not recover any monetary benefits in connection with any such claim, charge or proceeding with regard to any claim released herein.

ADEA Waiver. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Separation Date Release Effective Date”).

Waiver of Unknown Claims. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to my release of claims herein, including but not limited to the release of unknown and unsuspected claims.

Representations. I hereby represent that, except for any amounts due under the Agreement, I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

I UNDERSTAND THAT THIS RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY ME, WOULD AFFECT MY DECISION TO ACCEPT THIS AGREEMENT.

AGREED:

Steven Gatoff

Date